LOCK-UP AGREEMENT

                         This Lock-Up Agreement ("Agreement") is made as of
               December 22, 1995, by and among A. William Huelsman, Gary Miller, William Nantell, David Coates, David Kroes, Randy Vanek and Hamid Akhavan (each a "Shareholder" and collectively, the "Shareholders"), and Analytical Surveys, Inc., a Colorado corporation (the "Company"). Any transferee of a Shareholder that is a "family member" (as defined below) of such Shareholder, will for all purposes of this Agreement be deemed a Shareholder.

                                      Recitals


                    A.   The Company,  Intelligraphics, Inc.
               ("Intelligraphics") and A. William Huelsman ("Huelsman") have entered into an Asset Purchase Agreement dated as of December 22, 1995 (the "Purchase Agreement") pursuant to which the Company will purchase substantially all of the assets of Intelligraphics in exchange for approximately $3,450,000 in cash, as adjusted, and 230,000 restricted shares of Company common stock (the "Shares"). Certain of the Shares will be distributed to Huelsman in partial satisfaction of certain loans Huelsman has made to Intelligraphics. The remainder of the Shares will be distributed to key management personnel of Intelligraphics in consideration for their services to Intelligraphics. Pursuant to an Escrow Agreement dated December 22, 1995 between the Company, Intelligraphics, Huelsman and Bank One, Colorado, NA, the Company will transfer $250,000 and 70,000 Shares directly into escrow.

                    B.   The Shareholders own the Shares as follows:

                      Shareholder                   Shares

                      A. William Huelsman          179,200
                      Gary Miller                    6,769
                      William Nantell               13,537
                      David Coates                  10,187
                      Randy Vanek                    6,769
                      David Kroes                    6,769
                      Hamid Akhavan                  6,769

                    C. The Shares are subject to a Voting Trust Agreement dated December 22, 1995, between the Shareholders, the Company and certain individuals who are members of the board of directors of the Company, as trustee (the "Voting Trust Agreement") which governs the voting rights of the Shares, including without limitation, the provisions of Section 18 of the Voting Trust Agreement which requires the delivery of the Shares or proceeds from the sale of Shares by Huelsman in certain circumstances to Bank One, Milwaukee, N.A.

                    D. The Shareholders and the Company have entered into a Registration Rights Agreement dated December 22, 1995 (the "Registration Rights Agreement") pursuant to which the Shareholders have been granted "piggy-back" registration rights.

                    E. The parties desire to limit the transfer of the Shares in the manner set forth in this Agreement.

               Agreement

                    In consideration of the mutual promises contained in
               this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    1. General Restriction on Transfer. From the date of this Agreement to, and including, December 22, 1999 (the "Term"), except as expressly provided in this Agreement, no Shareholder may transfer any of the Shares or any interest in the Shares. For purposes of this Agreement, "transfer" includes any sale, gift, pledge, or other disposition, by voluntary act of a Shareholder or by operation of law, as a result of which any person acquires or obtains a right to acquire any interest in or rights in respect of the Shares.

                    2.   Transfers to Family Members.

                         a. During the Term, any Shareholder may transfer any or all of his Shares to a "family member." For purposes of this Agreement, "family member" means such Shareholder's spouse, ancestor, descendant (whether by blood or adoption), spouse of any such descendant, or any trust for the sole benefit of any one or more of such individuals.

                         b. Any family member may transfer any or all of his or her Shares to another family member of the Shareholder who owned such Shares as of the date of this Agreement.

                         c.   A transfer to a family member is not
               effective until such family member executes a document in the form of Exhibit A to this Agreement by which such family member agrees to be bound by the terms of this Agreement and the Voting Trust Agreement.

                    3. Shareholder Piggyback Registration Rights. During the period beginning the date of this Agreement and ending December 22, 1997, each Shareholder may transfer his Shares pursuant to the terms of the Registration Rights Agreement.

                    4. Transfers in Connection with Shareholder Approved Transactions. During the Term, a Shareholder may transfer any or all of his Shares in connection with a transaction approved by a vote of the shareholders of the Company, or if a majority of shareholders of the Company tender their shares to the Company in connection with a tender offer accepted by the Company, the Shareholders may tender their Shares to the Company in connection with such tender offer.

                    5.   Offers to Sell.

                         a. From the period beginning December 22, 1997, through the remainder of the Term (the "Permitted Sales Period"), a Shareholder may transfer Shares under the provisions of this Section 5.

                         b.   If a Shareholder desires to sell Shares
               during the Permitted Sales Period , the Shareholder will first offer such Shares to the Company. The offer will be in writing and will specify the number, class (if applicable) and price of the Shares being offered. The purchase price per share will be the average of the closing bid and asked prices for one share of common stock of the Company, as reported on the National Market System of NASDAQ for the twenty business days preceding the date the offer to sell is made (the "Notice Date"). If, on the Notice Date, the Shares are not traded on NASDAQ, the board of directors of the Company will determine a substantially equivalent method for determining the purchase price for the Shares. The Shareholder or Shareholders who make the offer (whether one or more, the "Offering Shareholder") will send the offer to the Company, and the Company will have a period of ten business days after the receipt of the offer from the Offering Shareholder to accept the offer by giving notice of acceptance to the Offering Shareholder (the "Acceptance Period"). Each acceptance will indicate the number of Shares as to which the offer is accepted (which may be less than or equal to the number of Shares that the Offering Shareholder initially proposes to sell). If the Company does not accept the offer in a timely manner, the Company will be deemed to have rejected the offer. If the Company accepts the offer as to less than all of the Shares that the Company had the right to purchase, the Company will be deemed to have rejected the offer with respect to the balance of such Shares.

                         c.   If the Offering Shareholder's offer is
               accepted with respect to any or all of the offered Shares, the closing of the sale will occur at the principal offices of the Company, at a time and date specified by the Company, but, in any event, such closing will occur within sixty days after the end of the Acceptance Period. At the closing, the Offering Shareholder will deliver certificates representing the Shares to be sold, free of any lien, claim, encumbrance or restriction, other than restrictions imposed by this Agreement or the Voting Trust Agreement, against payment of the purchase price by the Company by cashier's check or other means acceptable to the Offering Shareholder.

                         d.   If any of the offered Shares are not
               purchased by the Company as provided above, the Offering Shareholder will be free to sell any or all of the remaining offered Shares to a third party for a period of sixty days, after which period the procedures of this Section 5 must be reinitiated for any sale of Shares by such Offering Shareholder.

                         e. The provisions of this Section 5 will not apply to the extent that sales of Shares by a Shareholder (aggregated with all sales of Shares made by all family members of such Shareholder and the Shareholder) are less than 5,000 Shares in any ninety day period. If the foregoing restriction applies, the restriction will apply to the first attempted sale of Shares in excess of 5,000 Shares.

                    6. Sale Volume Limitations. During the Permitted Sales Period, except for sales by a Shareholder to a family member of such Shareholder or a sale by a Shareholder pursuant to the Registration Rights Agreement, but including any sales of Shares to the Company under Section 5, the number of Shares sold by a Shareholder in any ninety day period may not exceed the greater of the following:

                         a. one percent of the shares of common stock of the Company outstanding as shown by the most recent report or statement published by the Company; or

                         b. the average weekly reported volume of trading of common stock of the Company on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the Notice Date; or

                         c. the average weekly reported volume of trading of common stock of the Company reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, during the four calendar weeks preceding the Notice Date.

               All sales within the applicable period by all family members of a Shareholder will be included in the calculation of Shares sold by such Shareholder.

                    7. Endorsement on Stock Certificates. All stock certificates representing Shares will bear the following legend:

               "The stock represented by this certificate is transferable only in com with the Company. Any transferee of the stock represented by this cer with that Agreement as to such transfer and agree to be bound by that

                    8.  Sale of Assets, Redemption or Liquidation.

               Nothing contained in this Agreement will limit the Company's ability, in accordance with applicable law, to sell or otherwise dispose of all or substantially all of its assets, to redeem all or any part of the stock held by any Shareholder, or to liquidate, either partially or completely.

                    9. Notices. Any notice to the Shareholders or the Company required under this Agreement will be deemed to have been given to the respective party if delivered personally, or upon receipt of such notice mailed first class, postage prepaid, registered or certified mail, return receipt requested, to the Shareholders and to the Company as set forth below:

          To the Shareholders:     A. William Huelsman
                                   235 West Broadway, Suite 40
                                   Waukesha, WI 53186

                                   Gary Miller
                                   4865 Cedar Circle
                                   Dousman, WI 53186

                                   William Nantell
                                   523 W23124 Broadway
                                   Waukesha, WI 53186

                                   David Coates
                                   W316 55740 Lakecrest Drive
                                   Mukwonago, WI 53149

                                   Randy Vanek
                                   560 Bolson Drive, #D
                                   Oconomowoc, WI 53066

                                   David Kroes
                                   4182 Raymir Circle
                                   Wauwatosa, WI 53222

                                   Hamid Akhavan
                                   2040 Gallway Road
                                   Hartford, WI 53027

               To the Company:     Analytical Surveys, Inc.
                                   1935 Jamboree Drive
                                   Colorado Springs, Colorado 80921
                                   Attn: Scott Benger

               with a copy to:     Daniel P. Edwards, P.C.
                                   Suite 310
                                   128 South Tejon
                                   Colorado Springs, Colorado 80903

               or to such other address as each party may designate by notice in writing to the other parties as provided above.

                    10. Dispute Resolution. All disputes arising out of or related to this Agreement, including any claims that all or any part of this Agreement is invalid, illegal, voidable, or void, will be settled by arbitration, pursuant to an Arbitration Agreement between the Company, Intelligraphics, the Shareholders, Joanne Huelsman, James Carpenter, the members of the board of directors of the Company who are voting trustees under the Voting Trust Agreement and Bank One, Colorado, NA dated December 22, 1995.

                    11. General Provisions.

                         (a) Entire Agreement.  This Agreement constitutes
               the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

                         (b) Benefit. This Agreement will be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

                         (c) Amendment.  This Agreement may be amended at
               any time and from time to time by a written instrument signed by all of the parties to this Agreement.

                         (d) Governing Law. The laws of the State of Colorado will govern this Agreement and the construction of any of its terms.

                         (e) Original. This Agreement will be signed in one original, which will be deposited with the Company at its registered office.

                         (f) Photocopies. A photocopy of this Agreement will be delivered to the Company and to each Shareholder.

                         (g) Transfer to Bank One, Milwaukee, N.A..  The
               parties to this Agreement acknowledge and agree that Huelsman may transfer his Shares or any interest in the Shares to Bank One, Milwaukee, N.A. (the "Bank") and hereby consent to such transfer upon the Bank's execution of an agreement satisfactory to the parties to this Agreement pursuant to which the Bank agrees to be bound by the terms of this Agreement.


                                             SHAREHOLDERS

                                             /s/ A. William Huelsman
                                             A. William Huelsman

                                             Gary Miller

                                             William Nantell

                                             Randy Vanek

                                             David Coates

                                             David Kroes

                                             Hamid Akhavan


                                             COMPANY

                                             ANALYTICAL SURVEYS, INC.

                                             By: /s/ Sidney V.Corder
                                             Title: President and Chief
                                                    Executive Officer




               EXHIBIT A

             Document To Be Signed By Transferee



                         The undersigned, being a transferee of shares of
               the common stock of Analytical Surveys, Inc. (the "Company"), hereby agrees to be bound by all of the terms of a Lock-Up Agreement (the "Agreement") dated December 22, 1995, between the Company and the Shareholders (as defined in the Agreement) and a Voting Trust Agreement dated December 22, 1995, between the Company, the Shareholders and certain individuals who are members of the board of directors of the Company, as trustee (the "Voting Trust Agreement"). The undersigned acknowledges that he or she will for all purposes be deemed a "Shareholder" (as defined in the Agreement) and that the Agreement and the Voting Trust Agreement will apply to all Shares of the Company now owned or hereafter acquired by the undersigned. The undersigned's address and FAX number for purposes of Section 9 of the Agreement are set forth below:


                         ___________________________________________
                                             (Type or Print Name)


                         ___________________________________________
                                             (Street Address)


                         ___________________________________________
                                             (City, State and Zip Code)


                         ___________________________________________
                                             (Facsimile Number)


                         ___________________________________________
                                             (Signature)


                         ___________________________________________
                                             (Date)